Exhibit 10.1

A KeyCorp Bank

KEYBANK NATIONAL ASSOCIATION
STANDBY LETTER OF CREDIT SERVICES
MAIL CODE: OH-01-51-0435
4910 TIEDEMAN ROAD
CLEVELAND, OHIO 44144-2338
TEL NO: 216-813-3698, -3701, -3703
FAX NO: 216-813-3719

Irrevocable Standby Letter of Credit No. S312906	Date: September 27, 2007

Beneficiary:	Applicant:
The Biltmore Bank of Arizona	Xedar Corporation
5055 N. 32'* Street	8310 S. Valley Highway, Ste. 220
Phoenix, AZ 85018	Englewood, CO 801 12

Amount: USD 157,000.00

Expiry: September 28, 2008

We hereby establish our lrrevocable Standby Letter of Credit No. S312906 in your favor for account of Xedar Corporation for a sum or sums not exceeding a total of One Hundred Fifty Seven Thousand and 001100 United States Dollars ($157,000.00) available by your draft($) at sight drawn on KeyBank National Association, Cleveland, Ohio accompanied by the following document(s):

1.
Beneficiary's statement signed by an authorized individual certifying that Landiscor, Inc., Pixxures, Inc. and LandPixx, LLC is in default of their obligations to beneficiary under the terms of Loan #4240002.

2.	This original letter of credit and all amendments, if any.

All drafts drawn under this Letter of Credit must bear on their face, the clause: "Drawn under KeyBank National Association Irrevocable Standby Letter of Credit No. S312906."

Partial drawings are permitted.

It is a condition of this Letter of Credit that the validity shall automatically be extended, without amendment, for additional periods of one year from the present and each future expiration date, but in no event past the ultimate expiration date of August 13, 2012, unless we notify you in writing, by registered mail/return receipt requested, or courier at least 30 days prior to the then current expiry date that we elect not to extend this credit for such additional period of time. Upon receipt of such notice, you may draw hereunder up to the full amount then available by presentation of your sight draft drawn on us accompanied by the original letter of credit and all amendments thereto.

This Letter of Credit is subject to the International Standby Practices 1998, ICC Publication No. 590.

We hereby engage with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored on due presentation and delivery of documents as specified to KeyBank National Association, Standby Letter of Credit Services, Mail Code: 01-1-01-51-0435, 4910 Tiedeman Rd., Cleveland, Ohio 44144-2338 on or before September 28, 2008, or any automatically extended expiration date, but in no event past the ultimate expiration date of August 13, 2012.

KeyBank National Association

/s/ ___________________                                                                                    /s/______________________
Authorized Signature